Greenville, South Carolina (October 27, 2004) - KEMET Corporation NYSE:KEM) today reported financial results for the quarter ended September 30, 2004. Net sales for the quarter were $106.0 million and net loss before special charges was $16.7 million, or $0.19 per diluted share. Comparisons to prior periods are as follows:


Quarter Ended

---------------

Sep 2004
Jun 2004
Sep 2003

--------
--------
--------

(In Millions, Except Per Share Data)
Net Sales
 $  106.0
 $  122.4
 $ 100.1




Before special charges (non-GAAP)



Net income (loss)
   (16.7)
   0.7
    (13.3)
Net income (loss) per diluted share
   (0.19)
   0.01
   (0.15)




Special after-tax charges
   9.2
    (2.6)
 (30.0)
Special after-tax charges per diluted share
   0.10
  (0.03)
 (0.35)




After special charges (GAAP)



Net income (loss)
   (7.5)
  (1.9)
(43.3)
Net income (loss) per diluted share
$  (0.09)
$  (0.02)
$ (0.50)




"Over the course of the summer and continuing into the fall, KEMET has been negatively impacted by an inventory cycle in our industry, especially at our distribution customers which represent approximately one half of our revenue," stated Dr. Jeffrey Graves, Chief Executive Officer. "Based on the best information we have from customers, we do not believe this represents a prolonged slump in our industry, but the inventory correction has continued into the December 2004 quarter, which we anticipate will be flat in terms of revenue with the September 2004 quarter."

"The KEMET team is continuing to work to position the company for success. Initiatives to broaden our product portfolio to leverage our Easy-To-Buy-From infrastructure continue. Our program to move virtually all of our commodity production to low cost regions by mid 2005 remains on track. In addition to this, we are announcing additional cost cutting measures to reduce our workforce by approximately 820 employees worldwide, or approximately 10%, which will result in one-time charges of $5.5 million in the December 2004 quarter and annualize savings of $11.1 million."

 "Despite this challenging environment, electronics remains a growth industry long-term, and with an experienced management team and a strong balance sheet, I remain confident in KEMET's future."

As of September 30, 2004, KEMET had $237 million in cash and short and long-term investments in marketable securities, $100 million in long-term debt, and $677 million in stockholders' equity.

The company will hold a conference call at 8:30 am ET Tuesday, October 26, 2004, to discuss the earnings release. The call will last approximately one hour, and after an initial presentation, questions will be taken as time permits. To access the call, participants in the United States should dial 1-800-416-8033, and participants outside the United States should dial 1-706-643-0979. Participants should reference "KEMET Corporation" and the Conference ID #: 1149917. An archived replay of the conference call will be available through midnight on November 9, 2004, by calling 1-800-642-1687 inside the United States, and 1-706-645-9291 internationally, and referencing the Conference ID #: 1149917.

KEMET's common stock is listed on The New York Stock Exchange under the symbol KEM. At the Investor Relations portion of the company's web site at http://www.KEMET.com/IR, users can subscribe to KEMET news releases and can find additional company information.
BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Current global economic conditions make it particularly difficult at present to predict product demand and other related matters.

Sales of surface-mount capacitors were 82%, and sales of leaded parts were 18% of total sales for the September 2004 quarter. By region, 46% percent of total sales for the September 2004 quarter was to customers in North America, 34% was to Asia, 19% was to Europe, and 1% was to the rest of the world.

By channel, 50% percent of total sales for the September 2004 quarter were to distribution customers, 27% were to Electronic Manufacturing Services customers, and 23% were to Original Equipment Manufacturing customers. In the June 2004 quarter, 56% of total sales were to distribution customers, and the reduction in the September quarter is primarily the result of a reduction in inventory levels by our distribution customers.
Average selling prices for the September 2004 quarter, adjusted for changes in product mix, declined by 8% compared to average selling prices for the June 2004 quarter. A significant portion of this price decline is due to the changes in the mix of sales channels during the quarter. Pricing is lowest in our Electronic Manufacturing Services channel, and average selling prices declined as sales to Electronic Manufacturing Services customers became a greater percentage of our business due to the correction of inventory in our Distribution channel.

On July 2, 2003, KEMET announced the reorganization of its operations around the world, resulting in the location of virtually all of its commodity production in low cost regions to be completed by mid 2005. KEMET estimates it will incur special charges of approximately $35 million over the period of the reorganization related to movement of manufacturing operations. When the reorganization is complete, the company estimates this will yield an approximate one-year payback based on unit volumes at the time of the announcement, and a $50-60 million savings with volume recovery by fiscal 2006.

Completed portions of KEMET's announced move of production have occurred in accordance with the anticipated time line. Charges related to movement of manufacturing operations in the September 2004, June 2004, March 2004, December 2003, and September 2003 quarters were $2 million, $3 million, $3 million, $10 million and $12 million,
respectively. 	The balance of the $35 million is expected to be
realized ratably over the next four quarters. The timing of the special charges is dependent on the timing of operational decisions, some of which have not been finalized, and on operational activities yet to occur.

In addition to the cost reduction initiatives above, KEMET is announcing additional cost reduction plans. The workforce will be reduced by approximately 820 employees worldwide, or approximately 10%, which will result in one-time charges of $5.5 million in the December 2004 quarter and annualize savings of $11.1 million. We also anticipate one-time charges of approximately $20 million in the December 2004 quarter to reflect the impairment and disposal of certain assets.

Summary of special charges (income) in the September 2004 quarter:







(In Millions)
Manufacturing relocation
$          1.7
Pension settlement charges
$          0.2
Gain on material supply contract
$        (11.1)
Income tax benefit
             -

--------------
Special charges (income) net of taxes
$         (9.2)

==============


For fiscal 2005, KEMET anticipates maintaining our investments in key customer relationships through our direct sales and customer service professionals, as well as our investments in research and development, to maintain our competitive position in the capacitor industry.






























Fiscal Year Ended
Fiscal Quarter Ended

--------------------------------------------------
---------------------------------------

2000
2001
2002
2003
2004
Dec 2003
Mar 2004
Jun 2004
Sep 2004

----
----
----
----
----
--------
--------
--------
--------

(In Millions)
SG&A
$52.7
$55.2
$62.3
$54.4
$51.2
$11.9
$12.8
$12.4
$13.1
R&D
$22.1
$24.9
$27.2
$25.3
$24.4
$ 6.3
$ 6.3
$ 6.7
$ 6.6











Capital expenditures for the September 2004 quarter were $7.3 million.
















Fiscal Year Ended
Fiscal Quarter Ended

----------------------
--------------------------------

2002
2003
2004
Dec 2003
Mar 2004
Jun 2004
Sep 2004

------
------
------
------
------
------
------

(In Millions)








Additions to property, plant and equipment
$  79
$  22
$   26
$   5
$  12
$   9
$   7

=====
=====
=====
=====
=====
=====
=====








During the September 2004 quarter, inventories increased $14 million to $154 million from $140 million at June 30, 2004. Raw materials and supplies increased $4 million in the September 2004 quarter, and finished goods and work in process increased $10 million.


















Mar 2001
Mar 2002
Mar 2003
Mar 2004
Dec 2003
Mar 2004
Jun 2004
Sep 2004

--------
--------
--------
--------
--------
--------
--------
--------

                                     (In Millions)
Raw materials and supplies
$  115
$  118
$   91
$   60
$   65
$   60
$   66
$   70
Work in process and finished goods
   149
   141
    93
    69
    66
    69
    74
    84

------
------
------
------
------
------
------
------

$  264
$  259
$  184
$  129
$  131
$  129
$  140
$  154

======
======
======
======
======
======
======
======









Cash and long and short-term investments in marketable securities during the September 2004 quarter decreased $16 million to $237 million from $253 million at June 30, 2004. Approximately $14 of this is related to increases in inventory, and most of the rest is related to capital expenditures during the quarter.

QUIET PERIOD

Beginning January 1, 2004, KEMET will observe a Quiet Period during which the Business Outlook as provided in this news release and the company's quarterly report on Form 10-Q will no longer constitute the company's current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, applying prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, KEMET representatives will not comment concerning the Business Outlook or KEMET's financial results or expectations. The Quiet Period will extend until the day when KEMET's next quarterly earnings release is published.

This release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend that these forward-looking statements be subject to the safe harbor created by that provision. These forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and our plans, goals, and objectives. Our actual results may differ materially from these statements. These risks, trends, and uncertainties, which in some instances are beyond our control, include: risks associated with the cyclical nature of the electronics industry, the requirement to continue to reduce the cost of our products, the competitiveness of our industry, an increase in the cost of our raw materials, the location of several of our plants in Mexico, and the possible loss of key employees. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in these forward-looking statements will be realized. The inclusion of this forward-looking information should not be regarded as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. Furthermore, past performance in operations and share price is not necessarily predictive of future performance.

KEMET CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Dollars in Thousands Except Per Share Data)
Unaudited






Three months ended
    Six months ended

September 30,
September 30,

------------------------------
------------------------------

  2004
  2003
  2004
  2003

 -------------
 -------------
--------------
--------------


Income Statement Data:




Net Sales
   $  106,022
   $  100,084
  $   228,405
  $   205,446
Cost of goods sold
      102,773
      112,500
      202,896
      208,497
Loss on long-term supply contract
      (11,139)
       12,355
      (11,139)
       12,355
Selling, general and administrative expenses
       13,062
       13,030
       25,500
       26,576
Research and development
        6,637
        5,907
       13,375
       11,870
Pension settlement charges
          218
            -
          218
            -
Restructuring and impairment charges
        1,649
       28,549
        4,199
       28,841

   -----------
   -----------
   -----------
   -----------
Operating income (loss)
       (7,178)
      (72,257)
       (6,644)
      (82,693)





Interest expense
        1,579
        1,348
        3,202
        2,920
Interest income
       (1,455)
         (886)
       (3,365)
       (1,646)
Other income
           11
         (479)
        2,296
       (1,863)
Income tax expense (benefit)
          152
      (28,960)
          539
      (35,253)

   -----------
   -----------
   -----------
   -----------
Net (loss)
   $   (7,465)
   $  (43,280)
   $   (9,316)
   $  (46,851)

   ===========
   ===========
   ===========
   ===========
Loss Per Share Data:




Net loss per share:




    Basic
   $    (0.09)
   $    (0.50)
   $    (0.11)
   $    (0.54)
    Diluted
   $    (0.09)
   $    (0.50)
   $    (0.11)
   $    (0.54)





Weight-average shares outstanding:




    Basic
   86,506.738
   86,403,086
   86,500,694
   86,376,086
    Diluted
   86,506,738
   86,403,086
   86,500,694
   86,376,086



KEMET CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(Dollars in Thousands)
Unaudited




September 30, 2004
March 31, 2004

 -------------
------------------
ASSETS





Cash and cash equivalents
$     30,919
$    183,528
Short-term investments
      23,110
       3,172
Accounts receivable, net
      57,814
      57,303
Inventories
     153,955
     129,016
Prepaid expenses and other current assets
       6,188
       6,979
Deferred income taxes
      17,156
      29,046

------------
------------
    Total current assets
     289,142
     409,044
Property, plant and equipment, net
     407,211
     424,161
Long-term investments in marketable securities
     183,448
      84,584
Investments in affiliates
       3,459
       3,610
Intangible assets, net
      44,486
      45,088
Other assets
       3,537
       3,321

------------
------------
    Total assets
$    931,283
$    969,808

============
============
Liabilities and Stockholders' Equity





Accounts payable trade
$     37,085
$     38,268
Accrued expenses
      36,181
      41,182
Income taxes payable
      14,507
      15,863

------------
------------
    Total current liabilities
      87,773
      95,313
Long-term debt
     100,000
     100,000
Other non-current obligations
      49,317
      61,623
Deferred income taxes
      16,863
      28,394

------------
------------
    Total liabilities
     253,953
     285,330



Common stock
         879
         879
Additional paid-in capital
     317,746
     317,497
Retained earnings
     385,624
     394,940
Accumulated other comprehensive (loss)
         392
      (1,457)
Treasury stock, at cost
     (27,311)
     (27,381)

------------
------------
    Total stockholders' equity
     677,330
     684,478



        Total liabilities and stockholders' equity
$    931,283
$    969,808

============
============

1.